EXHIBIT 32.1

Statement Pursuant to Section 906 the Sarbanes-Oxley Act of 2002

By

Principal Executive Officer

Regarding Facts and Circumstances Relating to Exchange Act Filings

Dated: February 13, 2023

I, Jerel Banks, Chief Executive Officer of Benitec Biopharma Inc., hereby certify, to my knowledge, that:

1.

the accompanying Quarterly Report on Form 10-Q of Benitec Biopharma Inc. for the three month period ended December 31, 2022 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934, as amended; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Benitec Biopharma Inc.

IN WITNESS WHEREOF, the undersigned has executed this Statement as of the date first written above.

/s/ Jerel Banks
Jerel Banks
Executive Chairman and Chief Executive Officer